Strong progress toward three potential launches in 2023;
Company reports first quarter 2023 results and reaffirms full year 2023 guidance

First quarter 2023 financial results
•First quarter revenue $2,463 million; GAAP diluted EPS $2.67; Non-GAAP diluted EPS $3.40
Poised for leadership in Alzheimer’s disease (AD) with LEQEMBI and BIIB080
•LEQEMBI (lecanemab-irmb) FDA Accelerated Approval; filing for traditional approval submitted on same day and granted Priority Review. Advisory Committee expected on June 9, 2023 and PDUFA date of July 6, 2023
•Priority Review for LEQEMBI in Japan and China; under review for traditional approval in E.U.
•U.S. Veteran’s Health Administration providing coverage of LEQEMBI
•Eisai expects to file for maintenance dosing & subcutaneous formulation of LEQEMBI by Q1 2024
•New data showed BIIB080 is the first tau-directed agent to substantially reduce tau pathology in early-stage AD as measured by both CSF levels and tau PET imaging
Advancing launch plans with Sage Therapeutics for zuranolone, a potential 14-day rapid-acting, once-daily oral treatment for depression
•Zuranolone New Drug Application for major depressive disorder and postpartum depression accepted in the U.S. and granted Priority Review; PDUFA date of August 5, 2023
Breaking new ground with tofersen – first potential therapy to target a genetic cause of ALS
•Advisory Committee unanimously agreed that reduction in plasma neurofilament light chain is reasonably likely to predict clinical benefit of tofersen for treatment of patients with SOD1-ALS
•PDUFA date of April 25, 2023
Favorable decision relating to TECFIDERA regulatory data and marketing protection in E.U.
Deprioritized certain programs in stroke, gene therapy, and ophthalmology as part of ongoing R&D pipeline optimization
Initiated additional cost optimization program to align our cost base with expected revenue while also investing for growth – further information to be communicated at second quarter 2023 earnings release
Appointed Chuck Triano, Head of Investor Relations, and Adam Keeney, Head of Corporate Development
Commenting on Biogen Inc. (Nasdaq: BIIB) results, President and Chief Executive Officer Christopher A. Viehbacher said:
“In the first quarter, we continued to make strong progress against our business priorities, most importantly execution of three potential launches in 2023. Biogen is at the forefront of groundbreaking science as demonstrated by our ability to help advance new surrogate biomarkers in Alzheimer’s disease and ALS while also delivering breakthrough data to address tau pathology in Alzheimer’s. I believe these achievements represent Biogen at its best. We also continue to remain diligent in prioritizing our R&D pipeline, optimizing our operating model, and evaluating external opportunities as we work to establish a sustainable growth trajectory.”

Financial Highlights

	Q1 '23	Q1' 22	△	r (CC#)
Total Revenue (in millions)	$2,463	$2,532	(3)%	—%
GAAP diluted EPS	$2.67	$2.06	30%	—
Non-GAAP diluted EPS	$3.40	$3.62	(6)%	—
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period.
# Percentage changes in revenue growth at constant currency (CC) are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

A reconciliation of GAAP to Non-GAAP financial measures can be found in Table 4 at the end of this news release.
Revenue Summary

(in millions)	Q1 '23	Q1' 22	△	r (CC#)
MS product revenue[1]	$1,125	$1,395	(19)%	(17)%
Spinal muscular atrophy revenue	$443	$473	(6)%	(2)%
Alzheimer's disease revenue[2]	$(18)	$3	NMF	NMF
Biosimilars revenue	$192	$194	(1)%	4%
Other product revenue[3]	$2	$2	(9)%	(5)%
Revenue from anti-CD20 therapeutic programs	$399	$399	—%	—%
Contract manufacturing, royalty and other revenue[4]	$319	$66	383%	383%
Total Revenue*	$2,463	$2,532	(3)%	—%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. Numbers may not foot or recalculate due to rounding.
NMF = No Meaningful Figure
1 Multiple sclerosis includes TECFIDERA®, VUMERITY®, AVONEX®, PLEGRIDY®, TYSABRI®, and FAMPYRATM
2 includes ADUHELM® product revenue and revenue from LEQEMBITM collaboration. Beginning in the first quarter of 2023, Biogen’s 50% share of net commercial profits and losses for LEQEMBI in the U.S, which includes in-market revenue less cost of sales, royalties, and SG&A expense, is reflected as a component of total revenue.
3 includes FUMADERMTM
4 includes revenue from manufacturing of LEQEMBI beginning in the first quarter of 2023.
* Net of hedge
Expense Summary

(in millions)	Q1 '23	Q1' 22	r
GAAP and Non-GAAP cost of sales*	$663	$754	12%
% of Total Revenue	27%	30%	—
GAAP and Non-GAAP R&D expense	$571	$552	(3)%
GAAP SG&A expense	$605	$635	5%
Non-GAAP SG&A expense	$603	$635	5%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period
*Excluding amortization and impairment of acquired intangible assets

•First quarter 2023 GAAP and Non-GAAP cost of sales includes approximately $45 million of idle capacity charges. First quarter 2022 GAAP and Non-GAAP cost of sales includes approximately $275 million of charges resulting from ADUHELM inventory write-offs as well as approximately $45 million of idle capacity charges.

•The decrease in first quarter 2023 GAAP and Non-GAAP SG&A expense was driven primarily by cost savings initiatives, partially offset by investments to support new product launches and $31 million related to the termination of the co-promotion agreement with Eisai for Biogen’s multiple sclerosis products in Japan. Beginning in the first quarter of 2023 the reimbursement to Eisai for Biogen’s share of U.S. LEQEMBI SG&A expense is reflected as a component of revenue rather than SG&A.
Other Financial Highlights

•First quarter 2023 GAAP and Non-GAAP collaboration profit sharing was a net expense of $57 million, all related to Biogen’s collaboration with Samsung Bioepis.

•First quarter 2023 GAAP other expense was $69 million, primarily driven by net unrealized losses on strategic equity investments of $77 million. First quarter 2023 Non-GAAP other income was $8 million, primarily driven by net interest income.

•First quarter 2023 GAAP and Non-GAAP effective tax rates were 12% and 14%, respectively, as compared to 36% and 16% in the first quarter of 2022. First quarter 2023 GAAP and Non-GAAP tax rates benefited from the resolution of an uncertain tax matter. Lower unrealized losses in our equity investments favorably impacted the first quarter 2023 GAAP effective tax rate as compared to the first quarter of 2022. The first quarter 2022 GAAP effective tax rate included an $85 million expense related to a valuation allowance on Neurimmune SubOne AG’s tax basis in ADUHELM with an equal and offsetting amount assigned to noncontrolling interest, resulting in zero net impact to net income attributable to Biogen Inc.
Financial Position

•First quarter 2023 cash flow from operations was $455 million. Capital expenditures were $67 million, and free cash flow, defined as cash flow from operations less capital expenditures, was $389 million.

•As of March 31, 2023, Biogen had cash, cash equivalents, and marketable securities totaling $6,020 million and $6,283 million in total debt, resulting in net debt of $263 million. Subsequent to the end of the quarter, Biogen received an installment payment of approximately $813 million related to the sale of its equity stake in Samsung Bioepis, which is not included in these figures.

•No shares of the Company’s common stock were repurchased in the first quarter of 2023. As of March 31, 2023, there was $2,050 million remaining under the share repurchase program authorized in October 2020.

•For the first quarter of 2023 the Company’s weighted average diluted shares were 145 million.

Full Year 2023 Financial Guidance

For the full year 2023, Biogen is reaffirming its guidance ranges as follows:

Full Year 2023 Guidance
Total revenue	Mid-single digit percentage decline versus reported full year 2022
Non-GAAP diluted EPS	$15.00 to $16.00

This guidance assumes that foreign exchange rates as of March 31, 2023, will remain in effect for the remainder of the year, net of hedging activities.

This financial guidance does not include any impact from potential acquisitions or large business development transactions or pending and future litigation, as all are hard to predict, or any impact of potential tax or healthcare reform. Biogen may incur charges, realize gains or losses, or experience other events or circumstances in 2023 that could cause any of these assumptions to change and/or actual results to vary from this financial guidance.

Biogen does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the Company is unable to predict with reasonable certainty the financial impact of items such as the transaction, integration, and certain other costs related to acquisitions or large business development transactions; unusual gains and losses; potential future asset impairments; gains and losses from our equity security investments; and the ultimate outcome of pending significant litigation without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

Recent Developments

•Today Biogen announced that it will terminate its involvement in the development of BIIB093 (glibenclamide IV), currently in a Phase 3 study for large hemispheric infarction and a Phase 2 study for brain contusion, due to operational challenges and other strategic considerations. Under the terms of its agreement, Biogen has sent a letter of termination to Remedy Pharmaceuticals (Remedy), the original developer of BIIB093. Remedy has 30 days to exercise its reversion right to assume development of both programs. During this period, both studies will continue as planned. Biogen expects its decision to result in a modest reduction to full year 2023 R&D expense with more meaningful savings expected in subsequent years.

•Today Biogen announced that it is pausing the initiation of a Phase 2b study for BIIB131 (TMS-007) for acute ischemic stroke and is assessing whether to initiate this study.

•Today Biogen announced that, as part of its ongoing R&D prioritization initiative, it is discontinuing development of BIIB132 in spinocerebellar ataxia type 3.

Conference Call and Webcast
The Company’s earnings conference call for the first quarter will be broadcast via the internet at 8:00 a.m. ET on April 25, 2023 and will be accessible through the Investors section of Biogen’s website, www.biogen.com. Supplemental information in the form of a slide presentation is also accessible at the same location on the internet and will be subsequently available on the website for at least 90 days.
About Biogen
Founded in 1978, Biogen is a leading global biotechnology company that has pioneered multiple breakthrough innovations including a broad portfolio of medicines to treat multiple sclerosis, the first approved treatment for spinal muscular atrophy, and two co-developed treatments to address a defining pathology of Alzheimer’s disease. Biogen is advancing a pipeline of potential novel therapies across neurology, neuropsychiatry, specialized immunology and rare diseases and remains acutely focused on its purpose of serving humanity through science while advancing a healthier, more sustainable and equitable world.

We routinely post information that may be important to investors on our website at www.biogen.com. Follow us on social media — Twitter, LinkedIn, Facebook, YouTube.

Biogen Safe Harbor

This press release contains forward-looking statements, relating to: our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials, and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments, optimization of the cost structure, actions to improve risk profile and productivity of R&D pipeline, collaborations, and business development activities; our future financial and operating results; 2023 financial guidance. These forward-looking statements may be accompanied by such words as “aim,”

“anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “possible,” “prospect,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our dependence on sales from our products; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; failure to compete effectively due to significant product competition in the markets for our products; failure to successfully execute or realize the anticipated benefits of our strategic and growth initiatives; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; our dependence on collaborators, joint venture partners, and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; the potential impact of the conflict in Ukraine; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology failures or breaches; problems with our manufacturing processes; risks relating to management and personnel changes, including attracting and retaining personnel; failure to comply with legal and regulatory requirements; the risks of doing business internationally, including currency exchange rate fluctuations; risks relating to investment in our manufacturing capacity; the direct and indirect impacts of the ongoing COVID-19 pandemic on our business; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media for our business; results of operations, and financial condition; fluctuations in our operating results; risks related to investment in properties; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; risks relating to access to capital and credit markets; risks related to indebtedness; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate; environmental risks; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission.

These statements speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements.

###

MEDIA CONTACT:	INVESTOR CONTACT:
Biogen	Biogen
Jack Cox	Chuck Triano
Tel: +1 210-544-7920	Tel: +1 781-464-2442
public.affairs@biogen.com	IR@biogen.com

TABLE 1

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(unaudited, in millions, except per share amounts)

	For the Three Months Ended March 31,
	2023	2022
Revenue:
Product, net	$1,763.3	$2,066.3
Revenue from LEQEMBI Collaboration	(18.9)	—
Revenue from anti-CD20 therapeutic programs	399.5	399.4
Contract manufacturing, royalty and other revenue	319.1	66.1
Total revenue	2,463.0	2,531.8
Cost and expense:
Cost of sales, excluding amortization and impairment of acquired intangible assets	662.8	753.9
Research and development	570.6	551.7
Selling, general and administrative	605.0	634.9
Amortization and impairment of acquired intangible assets	50.2	66.9
Collaboration profit sharing/(loss reimbursement)	57.1	(117.3)
(Gain) loss on fair value remeasurement of contingent consideration	—	(7.1)
Restructuring charges	9.6	38.1
Other (income) expense, net	69.4	263.3
Total cost and expense	2,024.7	2,184.4
Income before income tax expense and equity in loss of investee, net of tax	438.3	347.4
Income tax (benefit) expense	50.7	125.6
Equity in (income) loss of investee, net of tax	—	3.3
Net income	387.6	218.5
Net income (loss) attributable to noncontrolling interests, net of tax	(0.3)	(85.3)
Net income attributable to Biogen Inc.	$387.9	$303.8

Net income per share:
Basic earnings per share attributable to Biogen Inc.	$2.69	$2.06
Diluted earnings per share attributable to Biogen Inc.	$2.67	$2.06

Weighted-average shares used in calculating:
Basic earnings per share attributable to Biogen Inc.	144.4	147.1
Diluted earnings per share attributable to Biogen Inc.	145.2	147.6

TABLE 2

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of March 31, 2023	As of December 31, 2022
ASSETS
Cash and cash equivalents	$2,898.2	$3,419.3
Marketable securities	2,143.1	1,473.5
Accounts receivable, net	1,634.4	1,705.0
Due from anti-CD20 therapeutic programs, net	393.8	431.4
Inventory	1,281.0	1,344.4
Other current assets	1,412.0	1,417.6
Total current assets	9,762.5	9,791.2
Marketable securities	978.2	705.7
Property, plant and equipment, net	3,300.9	3,298.6
Operating lease assets	399.1	403.9
Intangible assets, net	1,813.3	1,850.1
Goodwill	5,751.8	5,749.0
Deferred tax asset	1,211.8	1,226.4
Investments and other assets	1,380.8	1,529.2
TOTAL ASSETS	$24,598.4	$24,554.1

LIABILITIES AND EQUITY
Taxes payable	$235.5	$259.9
Accounts payable	491.2	491.5
Accrued expenses and other	2,288.2	2,521.4
Total current liabilities	3,014.9	3,272.8
Notes payable	6,282.7	6,281.0
Deferred tax liability	251.3	334.7
Long-term operating lease liabilities	327.0	333.0
Other long-term liabilities	935.5	944.2
Equity	13,787.0	13,388.4
TOTAL LIABILITIES AND EQUITY	$24,598.4	$24,554.1

TABLE 3

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)

Product Revenue

	For the Three Months Ended March 31,
	2023			2022
(In millions)	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$74.7	$199.8	$274.5	$117.1	$292.8	$409.9
VUMERITY	93.5	14.7	108.2	125.2	2.8	128.0
Total Fumarate	168.2	214.5	382.7	242.3	295.6	537.9
AVONEX	102.6	69.8	172.4	148.0	81.6	229.6
PLEGRIDY	29.9	43.3	73.2	34.3	45.7	80.0
Total Interferon	132.5	113.1	245.6	182.3	127.3	309.6
TYSABRI	245.4	227.4	472.8	284.5	236.3	520.8
FAMPYRA	—	24.1	24.1	—	26.2	26.2
Subtotal: MS	546.1	579.1	1,125.2	709.1	685.4	1,394.5

Spinal Muscular Atrophy:
SPINRAZA	146.7	296.6	443.3	163.3	309.2	472.5

Biosimilars:
BENEPALI	—	109.0	109.0	—	114.7	114.7
IMRALDI	—	54.4	54.4	—	57.1	57.1
FLIXABI	—	20.4	20.4	—	22.5	22.5
BYOOVIZ	8.2	0.4	8.6	—	—	—
Subtotal: Biosimilars	8.2	184.2	192.4	—	194.3	194.3

Other(1)	0.4	2.0	2.4	2.8	2.2	5.0
Total product revenue	$701.4	$1,061.9	$1,763.3	$875.2	$1,191.1	$2,066.3

(1) Other includes FUMADERM and ADUHELM.

Total Revenue

	For the Three Months Ended March 31,
	2023	2022
Product revenue	$1,763.3	$2,066.3
Revenue from LEQEMBI Collaboration	(18.9)	—
OCREVUS royalties	283.6	252.3
RITUXAN/GAZYVA®/LUNSUMIO™ revenue	112.5	143.2
Other revenues from anti-CD20 programs	3.4	3.9
Contract manufacturing, royalty and other revenue	319.1	66.1
Total revenue	$2,463.0	$2,531.8

TABLE 4

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING EXPENSE, OTHER (INCOME) EXPENSE, NET, AND INCOME TAX
(unaudited, in millions, except per share amounts and effective tax rate)
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

	For the Three Months Ended March 31,
	2023	2022
Research and Development Expense:
Total research and development expense, GAAP	$570.6	$551.7
Less: other	0.1	—
Total research and development expense, Non-GAAP	$570.5	$551.7

Selling, General and Administrative Expense:
Total selling, general and administrative, GAAP	$605.0	$634.9
Less: other	2.4	(0.1)
Total selling, general and administrative, Non-GAAP	$602.6	$635.0

Amortization and Impairment of Acquired Intangible Assets:
Total amortization and impairment of acquired intangible assets, GAAP	$50.2	$66.9
Less: amortization of acquired intangible assets	42.6	59.3
Total amortization and impairment of acquired intangible assets, Non-GAAP	$7.6	$7.6

Other (Income) Expense, net:
Total other (income) expense, net, GAAP	$69.4	$263.3
Less: (gain) loss on equity security investments	77.1	190.7
Less: other	—	—
Total other (income) expense, net, Non-GAAP	$(7.7)	$72.6

Income Tax (Benefit) Expense:
Total income tax (benefit) expense, GAAP	$50.7	$125.6
Less: Neurimmune step-up tax basis A	—	83.9
Less: international reorganization (2022) & income tax effect related to Non-GAAP reconciling items	(26.3)	(55.9)
Total income tax expense, Non-GAAP	$77.0	$97.6

Effective Tax Rate:
Total effective tax rate, GAAP	11.6%	36.2%
Less: Neurimmune step-up tax basis A	—	24.2
Less: impact of GAAP to Non-GAAP adjustments	(1.9)	(3.5)
Total effective tax rate, Non-GAAP	13.5%	15.5%

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME ATTRIBUTABLE TO BIOGEN INC. & DILUTED EPS
(unaudited, in millions, except per share amounts)

	For the Three Months Ended March 31,
	2023	2022
Net Income (Loss) Attributable to Noncontrolling Interests, Net of Tax:
Total net income (loss) attributable to noncontrolling interests, GAAP	$(0.3)	$(85.3)
Less: Neurimmune step-up tax basis A	—	(83.9)
Less: net distribution to noncontrolling interests	—	(1.5)
Total net income (loss) attributable to noncontrolling interests, Non-GAAP	$(0.3)	$0.1

Net Income Attributable to Biogen Inc.:
Total net income attributable to Biogen Inc., GAAP	$387.9	$303.8
Plus: amortization of acquired intangible assets	42.6	59.3
Plus: restructuring charges	9.6	38.1
Plus: (gain) loss on fair value remeasurement of contingent consideration	—	(7.1)
Plus: (gain) loss on equity security investments	77.1	190.7
Plus: net distribution to noncontrolling interests & amortization of equity in (income) loss of investee	—	5.8
Plus: international reorganization & income tax effect related to Non-GAAP reconciling items	(26.3)	(55.9)
Plus: other	2.5	(0.1)
Total net income attributable to Biogen Inc., Non-GAAP	$493.4	$534.6

Diluted Earnings Per Share:
Total diluted earnings per share, GAAP	$2.67	$2.06
(Less) Plus: adjustments to GAAP net income attributable to Biogen Inc. (as detailed above)	0.73	1.56
Total diluted earnings per share, Non-GAAP	$3.40	$3.62

A During the first quarter of 2022, upon issuance of the final NCD related to ADUHELM, we recorded an increase in a valuation allowance of approximately $85.0 million to reduce the net value of a previously recorded deferred tax asset to zero.
This adjustment to our net deferred tax asset is recorded with an equal and offsetting amount assigned to net income (loss) attributable to noncontrolling interests, net of tax in our condensed consolidated statements of income, resulting in a zero net impact to net income attributable to Biogen Inc.

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
REVENUE GROWTH AT CONSTANT CURRENCY
(unaudited)
Percentage changes in revenue growth at constant currency are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

Q1 2023 vs. Q1 2022
Total Revenue:
Revenue change, as reported	(2.7)%
Less: impact of foreign currency translation and hedging gains / losses	(2.3)
Revenue change at constant currency	(0.4)%

Total MS Product Revenue:
Revenue change, as reported	(19.3)%
Less: impact of foreign currency translation and hedging gains / losses	(2.2)
Revenue change at constant currency	(17.1)%

Total SPINRAZA Product Revenue:
Revenue change, as reported	(6.2)%
Less: impact of foreign currency translation and hedging gains / losses	(3.7)
Revenue change at constant currency	(2.5)%

Total SPINRAZA Rest of World Revenue
Revenue change, as reported	(4.1)%
Less: impact of foreign currency translation and hedging gains / losses	(5.8)
Revenue change at constant currency	1.7%

Total Biosimilars Product Revenue:
Revenue change, as reported	(1.0)%
Less: impact of foreign currency translation and hedging gains / losses	(5.0)
Revenue change at constant currency	4.0%

Total Other Product Revenue:
Revenue change, as reported	(9.1)%
Less: impact of foreign currency translation and hedging gains / losses	(4.2)
Revenue change at constant currency	(4.9)%

Total Contract Manufacturing, Royalty and Other Revenue:
Revenue change, as reported	382.6%
Less: impact of foreign currency translation and hedging gains / losses	(0.3)
Revenue change at constant currency	382.9%

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW
(unaudited, in millions)
We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Three Months Ended March 31,
	2023	2022
Cash Flow:
Net cash provided by (used in) operating activities	$455.3	$161.8
Net cash provided by (used in) investing activities	(953.0)	(648.0)
Net cash provided by (used in) financing activities	(43.4)	(16.5)
Net increase (decrease) in cash and cash equivalents	$(541.1)	$(502.7)

Net cash provided by (used in) operating activities	$455.3	$161.8
Less: Purchases of property, plant and equipment	66.6	57.9
Free cash flow	$388.7	$103.9

Use of Non-GAAP Financial Measures
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share - Diluted”:
1. Acquisitions and divestitures
We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.
2. Restructuring, business transformation and other cost saving initiatives
We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.
3. (Gain) loss on equity security investments
We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
4. Other items
We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share - diluted.